As filed with the Securities and Exchange Commission on December 23, 1996
                                                     Registration No. 033-58999
-------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                 --------------------
                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 --------------------
                           KASH N' KARRY FOOD STORES, INC.
                (Exact name of registrant as specified in its charter)

                                       DELAWARE
                    (State or other jurisdiction of incorporation)

                                      95-4161591
                         (I.R.S. Employer Identification No.)

                                   6422 HARNEY ROAD
                                 TAMPA, FLORIDA 33610
                                    (813) 621-0200
                 (Address, including zip code, and telephone number,
          including area code, of Registrant's principal executive offices)

                                 R. WILLIAM MCCANLESS
                               EXECUTIVE VICE PRESIDENT
                                   6422 HARNEY ROAD
                                 TAMPA, FLORIDA 33610
                                    (813) 621-0200

              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                 --------------------

                                       COPY TO:

                             RUSSELL W. PARKS, JR., P.C.
                      AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                      1333 NEW HAMPSHIRE AVENUE, N.W., SUITE 400
                                WASHINGTON, D.C. 20036


     Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this Registration Statement, as determined by the Selling Stockholders.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


-------------------------------------------------------------------------------
                                     Page 1 of 3

                     PART I -- INFORMATION REQUIRED IN PROSPECTUS


     Kash n' Karry Food Stores, Inc. (the "Company") filed a Registration Statement on Form S-3, Registration No. 33-58999, (the "Registration Statement"), on October 1, 1996, in connection with 4,649,993 shares of Stock, $.01 par value per share (the "Common Stock"), of the Company for resale from time to time by certain holders of the Common Stock (the "Selling Stockholders"). No shares of the Common Stock were sold pursuant to the Registration Statement. This Post-Effective Amendment No. 1 is being filed to deregister all 4,649,993 shares of the Common Stock. This deregistration relates to the consummation on December 18, 1996 of a tender offer and merger whereby the Company became an indirect wholly owned subsidiary of Food Lion, Inc., a North Carolina corporation.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on December 23, 1996.

                                   KASH N' KARRY FOOD STORES, INC.



                                   By: /s/ R. William McCanless
                                      ---------------------------------
                                      R. William McCanless
                                      Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this this Post-Efffective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                    Title                         Date

/s/ Ronald E. Johnson     President, Chief Executive      December 23, 1996
--------------------      Officer (Principal Executive
Ronald E. Johnson         Officer) and Chief Operating
                          Officer

/s/ Richard D. Coleman    Senior Vice President, Chief    December 23, 1996
---------------------     Financial Officer (Principal
Richard D. Coleman        Financial Officer) and
                          Secretary

/s/ Marvin W. Snow, Jr.   Vice President, Controller      December 23, 1996
----------------------    (Principal Accounting Officer)
Marvin W. Snow, Jr.

/s/ Tom E. Smith          Chairman of the Board of        December 23, 1996
---------------           Directors
Tom E. Smith

/s/ Joseph C. Hall        Director                        December 23, 1996
-----------------
Joseph C. Hall

/s/ R. William McCanless  Director                        December 23, 1996
-----------------------
R. William McCanless



                                       3